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                                   FORM 8-K
                                   --------



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                CURRENT REPORT
                                --------------



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) October 13, 1994
                                                 ----------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

         Information contained in a News Release dated October 12, 1994, is incorporated herein by reference.
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Contacts:          Media -           H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                           October 12, 1994





                    BANKRUPTCY COURT APPROVES TAX SETTLEMENT
                       BETWEEN IRS AND COLUMBIA COMPANIES

         Wilmington, Del. -- The U.S. Bankruptcy Court for the District of Delaware today approved the tax settlement the Columbia Gas System, Inc., (NYSE:CG) and Columbia Gas Transmission Corporation entered into with the Internal Revenue Service earlier this year.

         It resolves the $553 million claim filed in 1992 by the IRS in the companies' Chapter 11 proceedings for contested issues that arose during the years 1983 through 1990. Under the settlement, the IRS claim is reduced to $63 million in taxes and $49 million in related interest. On an after-tax basis, taking into account tax deductions that become available in subsequent years, the final cost of the settlement is expected to be about $46 million.
The earnings impact of the settlement has previously been recorded.

         The settlement was previously approved by the Joint Committee on Taxation of the U.S. Congress.

         The Columbia Gas System, Inc., and its principal pipeline subsidiary, Columbia Gas Transmissions Corp., have been operating as debtors-in-possession under Chapter 11 of the Federal Bankruptcy Code since July 31, 1991.

                                     # # #
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             The Columbia Gas System, Inc.
                                             -----------------------------
                                                     (Registrant)




                                             By     /s/ R. E. Lowe
                                               ---------------------------
                                                        R.E. Lowe
                                                        Vice President and
                                                        Controller

Date:  October 13, 1994